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                                                                    Exhibit 23.1


Independent Auditors' Consent



We consent to the use in this Amendment No. 2 to Registration Statement No. 333-85999 of Next Level Communications, Inc. on Form S-1 of our report dated August 25, 1999 (October 11, 1999 as to Notes 2 and 3), appearing in the Prospectus, which is part of this Registration Statement.



/s/Deloitte & Touche LLP




Deloitte & Touche LLP
San Francisco, California
October 11, 1999